Exhibit 99.1

Enova Reports Fourth Quarter and Full Year 2018 Results

- Fourth quarter 2018 revenue grew 28% compared to a year ago, reaching a record $313 million, and adjusted earnings per share and adjusted EBITDA grew 100% and 27%, respectively

- Compared to a year ago, fourth quarter 2018 line of credit revenue grew 41% to $107 million, and installment loan and receivables purchase agreement revenue grew 29% to $148 million

- Total loans and finance receivables outstanding grew 22% year-over-year to $1.053 billion at the end of the fourth quarter, driven by near-prime installment loan portfolio growth of 24% to $475 million

CHICAGO, Jan. 31, 2019 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced financial results for the quarter and year ended December 31, 2018.

"Our fourth quarter results capped off another terrific year for Enova, marked by stable credit, strong demand and solid execution," said David Fisher, Enova's CEO. "We delivered record revenue while effectively managing the business to drive solid bottom line results. We are pleased with the momentum entering 2019, and we expect to continue producing long-term sustainable and profitable growth."

Fourth Quarter 2018 Summary

  Total revenue of $313 million in the fourth quarter of 2018 increased 28% from $244 million in the fourth quarter of 2017.
  Gross profit margin was 43.3% in the fourth quarter of 2018, compared to 47.7% in the fourth quarter of 2017.
  Net income of $8.7 million, or $0.25 per diluted share, in the fourth quarter of 2018 increased from $6.9 million, or $0.20 per diluted share, in the fourth quarter of 2017.
  Fourth quarter 2018 adjusted EBITDA of $48 million, a non-GAAP measure, increased from $38 million in the fourth quarter of 2017.
  Adjusted earnings of $18.2 million, or $0.52 per diluted share, a non-GAAP measure, in the fourth quarter of 2018 increased from adjusted earnings of $8.9 million, or $0.26 per diluted share, in the fourth quarter of 2017.

Full Year 2018 Summary

  Total revenue of $1.114 billion in 2018 increased 32% from $844 million in 2017.
  Gross profit margin was 48.7% in 2018, compared to 53.0% in 2017.
  Net income of $70 million, or $1.99 per diluted share, in 2018 increased from $29 million, or $0.86 per diluted share, in 2017.
  Adjusted EBITDA of $211 million, a non-GAAP measure, in 2018 increased from $158 million in 2017.
  Adjusted earnings of $91 million, or $2.58 per diluted share, a non-GAAP measure, in 2018 increased from adjusted earnings of $47 million, or $1.37 per diluted share, in 2017.

"We are pleased to report another strong quarter, with results meeting or exceeding our expectations," said Steve Cunningham, CFO of Enova. "During 2018 we saw solid growth, continued diversification, meaningful operating leverage and improvements in our liquidity position and cost of funds. Our business model and balance sheet have us well positioned for continued success in 2019."

Enova ended the fourth quarter of 2018 with unrestricted cash and cash equivalents of $53 million. As of December 31, 2018, the company had total debt outstanding of $858 million, which included $116 million outstanding under Enova's $575 million securitization facilities. During the fourth quarter, Enova generated $217 million of cash flow from operations.

Share Repurchase Program

Enova completed its previously announced $25 million share repurchase program earlier this year. During the first quarter of 2019, the company's Board of Directors authorized a new share repurchase program for up to $50 million of Enova's outstanding common stock through December 31, 2020.

Outlook

For the first quarter of 2019, Enova expects total revenue of $280 million to $300 million, GAAP diluted earnings per share of $0.78 to $0.99, adjusted EBITDA of $63 million to $73 million and adjusted earnings per share of $0.85 to $1.06. For the full year 2019, Enova expects total revenue of $1.25 billion to $1.31 billion, GAAP diluted earnings per share of $2.49 to $3.13, adjusted EBITDA of $230 million to $260 million and adjusted earnings per share of $2.76 to $3.40.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Thursday, January 31st. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until February 7, 2019, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10127834.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 5 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since both revenue and cost of revenue are impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for losses on early extinguishment of debt, certain acquisition-related costs and a discrete regulatory settlement shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	December 31,
	2018	2017
Assets
Cash and cash equivalents	$52,917	$68,684
Restricted cash and cash equivalents	24,342	29,460
Loans and finance receivables, net	859,946	704,705
Income taxes receivable	28,914	4,092
Other receivables and prepaid expenses	29,983	23,817
Property and equipment, net	49,553	48,525
Goodwill	267,013	267,015
Intangible assets, net	3,255	4,325
Other assets	12,262	8,837
Total assets	$1,328,185	$1,159,460
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$89,317	$77,123
Deferred tax liabilities, net	33,171	12,108
Long-term debt	857,929	788,542
Total liabilities	980,417	877,773
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 34,856,553 and 33,932,673 shares issued and 33,584,606 and 33,504,555 outstanding as of December 31, 2018 and 2017, respectively	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	48,175	29,781
Retained earnings	336,415	264,695
Accumulated other comprehensive loss	(13,805)	(7,086)
Treasury stock, at cost (1,271,947 and 428,118 shares as of December 31, 2018 and 2017, respectively)	(23,017)	(5,703)
Total stockholders' equity	347,768	281,687
Total liabilities and stockholders' equity	$1,328,185	$1,159,460

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$312,596	$243,696	$1,114,074	$843,741
Cost of Revenue	177,190	127,545	571,000	396,632
Gross Profit	135,406	116,151	543,074	447,109
Expenses
Marketing	32,136	31,436	125,269	101,429
Operations and technology	31,490	22,643	112,483	95,155
General and administrative	27,484	24,618	107,060	101,723
Depreciation and amortization	3,827	3,992	15,190	14,388
Total Expenses	94,937	82,689	360,002	312,695
Income from Operations	40,469	33,462	183,072	134,414
Interest expense, net	(20,076)	(21,477)	(79,348)	(74,003)
Foreign currency transaction (loss) gain	(55)	30	(2,320)	384
Loss on early extinguishment of debt	(7,812)	(7,968)	(24,991)	(22,895)
Income before Income Taxes	12,526	4,047	76,413	37,900
Provision for (benefit from) income taxes	3,855	(2,836)	6,315	8,660
Net Income	$8,671	$6,883	$70,098	$29,240
Earnings Per Share:
Earnings per common share:
Basic	$0.25	$0.21	$2.06	$0.87
Diluted	$0.25	$0.20	$1.99	$0.86
Weighted average common shares outstanding:
Basic	34,158	33,494	33,993	33,523
Diluted	35,103	34,172	35,176	34,132

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Cash flows provided by operating activities	$684,840	$447,173
Cash flows used in investing activities
Loans and finance receivables	(705,138)	(509,845)
Property and equipment additions	(16,079)	(16,528)
Other investing activities	284	1,805
Total cash flows used in investing activities	(720,933)	(524,568)
Cash flows provided by financing activities	22,479	104,582
Effect of exchange rates on cash	(7,271)	4,717
Net (decrease) increase in cash, cash equivalents and restricted cash	(20,885)	31,904
Cash, cash equivalents and restricted cash at beginning of year	98,144	66,240
Cash, cash equivalents and restricted cash at end of period	$77,259	$98,144

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and twelve months ended December 31, 2018 and 2017.

	Three Months Ended
	December 31,
	2018	2017	$ Change	% Change
Domestic:
Revenue	$268,857	$205,211	$63,646	31.0%
Cost of revenue	152,361	108,993	43,368	39.8%
Gross profit	$116,496	$96,218	$20,278	21.1%
Gross profit margin	43.3%	46.9%	(3.6)%	(7.7)%
International:
Revenue	$43,739	$38,485	$5,254	13.7%
Cost of revenue	24,829	18,552	6,277	33.8%
Gross profit	$18,910	$19,933	$(1,023)	(5.1)%
Gross profit margin	43.2%	51.8%	(8.6)%	(16.6)%
Total:
Revenue	$312,596	$243,696	$68,900	28.3%
Cost of revenue	177,190	127,545	49,645	38.9%
Gross profit	$135,406	$116,151	$19,255	16.6%
Gross profit margin	43.3%	47.7%	(4.4)%	(9.2)%

	Year Ended December 31,
	2018	2017	$ Change	% Change
Domestic:
Revenue	$946,515	$709,537	$236,978	33.4%
Cost of revenue	485,382	335,454	149,928	44.7%
Gross profit	$461,133	$374,083	$87,050	23.3%
Gross profit margin	48.7%	52.7%	(4.0)%	(7.6)%
International:
Revenue	$167,559	$134,204	$33,355	24.9%
Cost of revenue	85,618	61,178	24,440	39.9%
Gross profit	$81,941	$73,026	$8,915	12.2%
Gross profit margin	48.9%	54.4%	(5.5)%	(10.1)%
Total:
Revenue	$1,114,074	$843,741	$270,333	32.0%
Cost of revenue	571,000	396,632	174,368	44.0%
Gross profit	$543,074	$447,109	$95,965	21.5%
Gross profit margin	48.7%	53.0%	(4.3)%	(8.1)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended December 31, 2018 and 2017.

Three Months Ended December 31	2018	2017	Change
Cost of revenue	$177,190	$127,545	$49,645
Charge-offs (net of recoveries)	165,353	109,257	56,096
Average combined loans and finance receivables, gross:
Company owned(a)	1,008,494	783,948	224,546
Guaranteed by Enova(a)(b)	29,565	31,810	(2,245)
Average combined loans and finance receivables, gross(a)(c)	$1,038,059	$815,758	$222,301
Ending combined loans and finance receivables, gross:
Company owned	$1,023,254	$827,749	$195,505
Guaranteed by Enova(b)	29,704	34,134	(4,430)
Ending combined loans and finance receivables, gross(c)	$1,052,958	$861,883	$191,075
Ending allowance and liability for losses	$165,474	$125,302	$40,172
Combined originations(d)	$688,639	$612,757	$75,882

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	17.1%	15.6%	1.5%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	15.9%	13.4%	2.5%
Gross profit margin	43.3%	47.7%	(4.4)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	15.7%	14.5%	1.2%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO), which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures
	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$8,671	$6,883	$70,098	$29,240
Adjustments:
Loss on early extinguishment of debt(a)	7,812	7,968	24,991	22,895
Acquisition-related costs(b)	—	(2,358)	—	(2,358)
Intangible asset amortization	267	269	1,070	1,080
Stock-based compensation expense	3,511	3,004	11,660	11,307
Foreign currency transaction loss (gain)	55	(30)	2,320	(384)
Cumulative tax effect of adjustments	(2,797)	609	(8,885)	(7,435)
Discrete tax adjustments(c)	—	(7,452)	(11,237)	(7,452)
Regulatory settlement(d)	633	—	633	—
Adjusted earnings	$18,152	$8,893	$90,650	$46,893

Diluted earnings per share	$0.25	$0.20	$1.99	$0.86

Adjusted earnings per share	$0.52	$0.26	$2.58	$1.37

Adjusted EBITDA Measures
	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$8,671	$6,883	$70,098	$29,240
Depreciation and amortization expenses	3,827	3,992	15,190	14,388
Interest expense, net	20,076	21,477	79,348	74,003
Foreign currency transaction loss (gain)	55	(30)	2,320	(384)
Provision for (benefit from) income taxes	3,855	(2,836)	6,315	8,660
Stock-based compensation expense	3,511	3,004	11,660	11,307
Adjustments:
Loss on early extinguishment of debt(a)	7,812	7,968	24,991	22,895
Acquisition-related costs(b)	—	(2,358)	—	(2,358)
Regulatory settlement(d)	633	—	633	—
Adjusted EBITDA	$48,440	$38,100	$210,555	$157,751

Adjusted EBITDA margin calculated as follows:
Total Revenue	$312,596	$243,696	$1,114,074	$843,741
Adjusted EBITDA	48,440	38,100	210,555	157,751
Adjusted EBITDA as a percentage of total revenue	15.5%	15.6%	18.9%	18.7%

(a)

In the third and fourth quarters of 2017 and the first, third and fourth quarters of 2018, the Company recorded losses of $14.9 million ($9.2 million net of tax) $8.0 million ($8.5 million net of tax), $4.7 million ($3.7 million net of tax), $12.5 million ($9.9 million net of tax) and $7.8 million ($6.0 million net of tax), respectively, on early extinguishment of debt related to the repurchase of $155.0 million principal amount of senior notes, the redemption of $160.9 million of securitization notes, the repurchase of $50.0 million principal amount of senior notes, the repurchase of $178.5 million principal amount of senior notes, and the repurchase of $116.5 million principal amount of senior notes, respectively.

(b)	The Company recorded a $2.4 million ($1.8 million net of tax) fair value adjustment to contingent consideration in the fourth quarter of 2017 related to a prior year acquisition.
(c)

In the fourth quarter of 2017, the Company recognized a $7.5 million income tax benefit from the remeasurement of deferred tax assets and liabilities at lower enacted corporate tax rates as a result of the U.S. Tax Cuts and Jobs Act. In the third quarter of 2018, the Company recognized an $11.2 million income tax benefit from the optimization of timing of certain income tax deductions for prior year loan- and fixed asset-related deferred tax items, coupled with the lower enacted corporate tax rates as a result of the U.S. Tax Cuts and Jobs Act.

(d)

In the fourth quarter of 2018, the Company consented to the issuance of a Consent Order by the Consumer Financial Protection Bureau, or the CFPB, pursuant to which it agreed, without admitting or denying any of the facts or conclusions made by the CFPB from its 2014 review of us, to pay a civil money penalty of $3.2 million, which is nondeductible for tax purposes.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA For 2019

The following tables reconcile estimated Income from operations to Adjusted EBITDA, a non-GAAP measure, and diluted income per share to adjusted earnings per share, a non-GAAP measure:
	Estimated Results
	Three Months Ended March 31, 2019
	Low	High
	Unaudited
Income from operations	$56,400	$66,400
Depreciation and amortization	3,800	3,800
Stock-based compensation expense	2,800	2,800
Adjusted EBITDA	$63,000	$73,000

	Estimated Results
	Year Ended December 31, 2019
	Low	High
	Unaudited
Income from operations	$202,900	$232,900
Depreciation and amortization	15,600	15,600
Stock-based compensation expense	11,500	11,500
Adjusted EBITDA	$230,000	$260,000

	Estimated Results
	Three Months Ended March 31, 2019
	Low	High
	Unaudited
Diluted income per share	$0.78	$0.99
Adjustments (net of tax):
Intangible asset amortization	0.01	0.01
Stock-based compensation expense	0.08	0.08
Cumulative tax effect of adjustments	(0.02)	(0.02)
Adjusted earnings per share	$0.85	$1.06

	Estimated Results
	Year Ended December 31, 2019
	Low	High
	Unaudited
Diluted income per share	$2.49	$3.13
Adjustments (net of tax):
Intangible asset amortization	0.03	0.03
Stock-based compensation expense	0.32	0.32
Cumulative tax effect of adjustments	(0.08)	(0.08)
Adjusted earnings per share	$2.76	$3.40

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com OR Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com or Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com